Exhibit 99.1

News Release FOR IMMEDIATE RELEASE

Media and Financial Contact: Gentry Brann 225.987.7372 gentry.brann@shawgrp.com

Shaw Announces Agreement to be Acquired by CB&I

BATON ROUGE, La., July 30, 2012 – The Shaw Group Inc. (NYSE: SHAW) today announced it has signed a definitive merger agreement with CB&I (NYSE: CBI) under which CB&I will acquire Shaw in a cash and stock transaction valued at approximately $3 billion.

Under the terms of the agreement, CB&I will acquire Shaw for $46.00 per share in cash and stock.  Shaw’s shareholders will receive $41.00 in cash and $5.00 in CB&I equity (0.12883 shares based on an agreed upon recent average stock price of $38.81 per share) for each share of Shaw stock at closing.

The combination of CB&I and Shaw will create one of the world’s largest engineering and construction companies focused on the global energy industry. Both companies believe this agreement will create value through a combined company with broader participation in a robust energy market.

“I am extremely proud of the company we have built and operated for the last 25 years. Shaw’s leadership position in the power, environmental and infrastructure industries will complement CB&I’s current business, and I am confident that, together, these two companies will continue to excel,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw. “While Shaw has been growing in our business and has many opportunities ahead of us, we believe this transaction is in the best interest of and creates significant value for our shareholders, our employees and our customers.”

CB&I plans to operate Shaw as a business sector under the brand name CB&I Shaw to enable the company to retain Shaw’s brand equity and to allow the combined organization to capitalize on the resources, capacity and best practices from each group for the benefit of all stakeholders.

“This is a highly compelling transaction that will create significant value for our shareholders,” said Philip K. Asherman, president and chief executive officer of CB&I. “Shaw is a great company with tremendously talented employees. By adding them into the CB&I family, we will become fully diversified across the entire energy sector. We will have the capacity and the expertise to provide our clients with the full range of solutions, wherever they are in the world. Most importantly, we will have the experience and relationships necessary to successfully meet and exceed our clients’ expectations.”

The transaction has been approved unanimously by the boards of directors of both companies. CB&I will finance the acquisition using cash on the balance sheets of both companies, along with debt financing pursuant to commitments from Bank of America and Credit Agricole. Closing of the transaction is subject to regulatory approvals, the approval of Shaw and CB&I shareholders and other conditions. The transaction currently is expected to close during the first calendar quarter of 2013.

Following the acquisition, Mr. Bernhard plans to pursue new business and public service interests.

Morgan Stanley & Co. LLC is acting as Shaw’s exclusive financial advisor, and Vinson & Elkins L.L.P. and Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. are acting as legal advisors.

About Shaw:

The Shaw Group Inc. (NYSE:SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2011 annual revenues of $5.9 billion, Shaw has approximately 27,000 employees around the world and is a power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

About CB&I:

CB&I (NYSE: CBI) engineers and constructs some of the world’s largest energy infrastructure projects. With premier process technology from its Lummus Technology business, proven EPC expertise, and unrivaled storage tank experience, CB&I executes projects from concept to completion. Safely. Reliably. Globally. For more information, visit www.cbi.com.

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Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Chicago Bridge & Iron Company N.V. (“CB&I”) will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of The Shaw Group Inc. (“Shaw”) that also constitutes a prospectus of CB&I. CB&I and Shaw also plan to file other documents with the SEC regarding the proposed agreement. A definitive joint proxy statement/prospectus will be mailed to shareholders of Shaw. INVESTORS AND SECURITY HOLDERS OF SHAW ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about CB&I and Shaw, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CB&I will be available free of charge on CB&I’s internet website at www.cbi.com under the tab “Investor Relations” and then under the tab “SEC Documents” or by contacting CB&I’s Investor Relations Department at 832-513-1200. Copies of the documents filed with the SEC by Shaw will be available free of charge on Shaw’s internet website at www.shawgrp.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Shaw’s Investor Relations Department at 225-987-7372.

Participants in the Solicitation

CB&I, Shaw, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Shaw in connection with the proposed transaction. Information about the directors and executive officers of Shaw is set forth in Shaw’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on December 15, 2012. Information about the directors and executive officers of CB&I is set forth in CB&I’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on March 22, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward looking statement s include assumptions about our operations, such as cost controls and market conditions, and the proposed merger (including its benefits, results, effects and timing) that may not be realized.  Risks and uncertainties related to the merger include, but are not limited to:  the failure of the shareholders of CB&I or the shareholders of Shaw to approve the merger; the risk that the conditions to the closing of the merger are not satisfied; the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; costs and difficulties related to the integration of Shaw’s businesses and operations with CB&I’s business and operations; the inability to or delay in obtaining cost savings and synergies from the merger; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions Actual future results and financial performance could vary significantly from those anticipated in such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2011, February 29, 2012, and May 31, 2012, and other reports filed with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings.

As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.